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                                                                    Exhibit 10.8


                                     LEASE

1.       PARTIES.

         This Lease ("Lease"), dated for reference purposes only, as of June 1, 1995 ("Commencement Date"), is made by and between SAM MENLO, TRUSTEE OF THE MENLO TRUST U/T/I 5/22/83 ("LANDLORD") and SUMMIT CARE-CALIFORNIA, INC., doing business as ANAHEIM CARE CENTER and the successor in interest to KNOTT CONVALESCENT, INC., a California corporation ("TENANT").

2.       DESCRIPTION OF LEASED PROPERTY.

         LANDLORD hereby leases to TENANT and TENANT leases from LANDLORD, for the terms, at the rental, and upon all of the conditions set forth herein, the following real and personal property:

         2.1. FACILITY. Those certain premises with improvements thereon, situated in the City of Anaheim, County of Orange, State of California, commonly known as 141 S. Knott, Anaheim, California, on which there was erected and there currently is operating a long term care facility, which is known as Anaheim Terrace Care Center, and which real property is more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (hereinafter referred to as the "Facility" or the "Premises").

         2.2 FACILITY EQUIPMENT. All of the LANDLORD'S furniture, furnishings, fixtures and equipment currently on the Premises necessary for the licensing of a ninety-nine (99) bed Facility (hereinafter referred to as "Equipment").

         2.3 LEASED PROPERTY. The Facility and Equipment are hereinafter collectively referred to as the "Leased Property".

3.       TENANT'S ACCEPTANCE OF LEASED PROPERTY.

         3.1 ACCEPTANCE "AS-IS". TENANT accepts the Leased Property and each and every part thereof in its respective state and condition as of the Commencement Date and without any representation or warranty by LANDLORD as to the condition of such property or as to the use that may be made thereof, except as may otherwise be set forth herein and in the lease for the Leased Property entered into between TENANT and LANDLORD that expired on May 31, 1995 (the "Original Lease"). TENANT acknowledges that it currently occupies the Premises pursuant to the Original Lease and TENANT accepts the condition of the Premises based solely on its own inspection, investigation and use of the Premises. TENANT acknowledges that the Facility is licensed as a 99 bed skilled nursing facility.





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         3.2     TENANT RESPONSIBILITY FOR REPAIRS AND IMPROVEMENTS.  If any
repairs or improvements are required for any part of the Leased Property by appropriate governmental authorities at any time during the Lease term, such repairs or improvements shall be made by TENANT at TENANT'S sole cost and expense without any reimbursement or contribution by LANDLORD.

         3.3     LANDLORD NON-RESPONSIBILITY.  Except as provided in Paragraph
10.3 hereof or as may be caused by the acts or omission of LANDLORD or its agents, LANDLORD shall not be responsible for any latent defect in the Facility, nor shall LANDLORD be responsible for any change or condition in the Leased Property, and the Rent, Additional Rent (both of which are hereinafter defined) and/or any sum payable by TENANT hereunder shall in no case be withheld, diminished or abated on account of any reason whatsoever, including but not limited to, any defect in or use being made of the Leased Property, any change in the condition or use thereof, any damage occurring thereto, or the existence of any violation of the laws or regulations of any governmental authority with respect to the Leased Property.

4.       TERM.

         The term of this Lease shall be for ten (10) years commencing on June 1, 1995 and ending on May 31, 2005 (the "Term") unless sooner terminated pursuant to any provision hereof. There are no options to extend the Term of this Lease.

5.      RENT.

         5.1 MINIMUM MONTHLY RENT. Except as expressly provided herein, TENANT shall pay to LANDLORD in lawful money of the United States, monthly rent in advance on the first day of each month, during the term hereof, beginning on the Commencement Date, without prior notice, demand, abatement, deduction or set-off of any kind or nature whatsoever, the amount of TWENTY-FIVE THOUSAND TWO HUNDRED FORTY-FIVE DOLLARS ($25,245.00) per month, which amount is subject to adjustment as provided in Paragraph 5.2 hereof (the "Minimum Rent").
Minimum Rent for the first month or portion thereof shall be paid on the day the term commences. Minimum Rent for any partial month shall be prorated on a monthly basis at the then current Minimum Rent per day.

         5.2 INCREASE IN MINIMUM RENT. The Minimum Rent provided for in Paragraph 5.1 hereof shall be increased effective June 1, 1996 and annually thereafter on the first day of June of each succeeding year during the Term hereof by an amount equal to three (3%) of the then current Minimum Rent.





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         5.3     ADDITIONAL RENT.  In addition to the Minimum Rent set forth above, TENANT shall pay, as additional rent, all sums of money required pursuant to the terms of Paragraph 7 (Taxes), Paragraph 12 (Utilities), Paragraph 14 (Insurance) and all other sums of money or charges required to be paid by TENANT under this Lease (collectively referred to in this Lease as "Additional Rent") without abatement, deduction or off-set of any kind or nature whatsoever. All amounts of Minimum Rent and Additional Rent payable (also collectively referred to in this Lease as "Rent") shall be deemed to comprise a single rental obligation of TENANT to LANDLORD.

         5.4 PREPAID RENT. Upon execution of this Lease, TENANT shall pay to LANDLORD TWENTY-FIVE THOUSAND TWO HUNDRED FORTY-FIVE DOLLARS ($25,245.00) for the Minimum Rent due for the first full month of the Term.

         5.5 NO MONTHLY STATEMENTS. TENANT hereby acknowledges that LANDLORD will not be required to send monthly statements and/or invoices as a condition to TENANT paying any Rent due under this Lease.

6.       NON-REFUNDABLE FEES.

         Upon execution of this Lease, TENANT shall pay to LANDLORD a non-refundable fee (the "Fee") in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) as a lump sum payment for leasing the Facility.

         TENANT acknowledges that (i) the Fee is non-refundable; (ii) no portion of the Fee shall be credited against any Rent due under this Lease at any time; (iii) such Fee is a material inducement to LANDLORD to enter into this Lease with TENANT; and (iv) TENANT expressly acknowledges that LANDLORD shall not be required to repay to TENANT the Fee or any portion thereof upon expiration or termination of this Lease for any reason whatsoever.

         Initial              [SIG]
                              ------         --------
                              TENANT         LANDLORD

7.       TAXES.

         7.1 REAL PROPERTY TAXES. In addition to the payment of Rent specified in Paragraph 5 hereof TENANT shall pay in the following manner all real property taxes and general and special assessments (collectively, "Taxes" as defined in Paragraph 7.3 hereof), levied or assessed against the Premises during the Term of this Lease:

                 (a) LANDLORD shall deliver to TENANT at least thirty (30) days prior to the date that payment is due on the Taxes, all statements or invoices for such Taxes. TENANT shall pay in full the amount of the Taxes prior to their due date and provide to





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LANDLORD adequate written evidence of the amount of such payment and the date paid.

                 (b) If any special assessments that may be bonded are levied against the Premises during the Term of this Lease, they shall be allowed to be bonded and only the installments of principal and interest becoming due each year on the bonds evidencing the special assessments shall be included as Taxes in the amounts payable by TENANT under this Paragraph 7.

                 (c) The Taxes levied against the Premises during the last year of this Lease or any renewal or extension thereof shall be prorated between the LANDLORD and TENANT for purposes of this Paragraph 7 as of 12:01 A.M. on the date of termination of this Lease or any renewal or extension thereof.

         7.2 IMPOUND ACCOUNT. If LANDLORD'S lender requires LANDLORD to impound Taxes on a periodic basis at any time during the Term of this Lease, upon receipt of notice from LANDLORD indicating this requirement, TENANT shall pay such portion of the Taxes due hereunder, as lender may require to LANDLORD'S lender on a periodic basis in accordance with the lender's requirements.

         7.3 DEFINITION OF "TAXES". As used herein, the term "Taxes" shall include any form of assessment, license fee, commercial rent tax, levy, penalty, or tax, imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against the Premises or the real property of which the Premises are a part, or any tax imposed in substitution, partially or totally, or any tax previously included within the definition of real property tax, or any additional tax the nature or which was previously included within the definition of real property tax; provided, however, that notwithstanding the foregoing, nothing contained in this Lease shall require or obligate TENANT to pay any franchise, estate, inheritance, succession, capital levy, corporation, gift, transfer, income, profit, revenue or similar tax, or any tax, assessment, charge, or levy upon rent payable to LANDLORD under this Lease, or any other tax which is in fact personal to LANDLORD (unless imposed in place of actual currently existing real property ad valorem tax).

         7.4 PERSONAL PROPERTY TAXES. TENANT shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against trade fixtures, furnishings, the Equipment and all of TENANT'S personal property installed or located in or on the Premises, and that become payable during the Term." On demand by LANDLORD, TENANT shall furnish LANDLORD with satisfactory evidence of these payments.





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         7.5     RIGHT TO CONTEST TAXES.  TENANT shall have the right, at
TENANT'S sole cost and expense, to protest or contest, in the name of LANDLORD or otherwise, any tax or assessment, or any increase in any tax or assessment, levied on the Premises. Notwithstanding the foregoing, the right provided to TENANT pursuant to this Paragraph 7. 5 shall not be deemed or construed in any way as relieving, modifying or extending TENANT'S covenants to pay such Taxes at the time and in the manner provided in this Lease. TENANT shall pay all Taxes before they become delinquent pending final determination of any protest or contest.

8.       FACILITY'S NAME.

         The name of the Facility is Anaheim Care Center. TENANT shall have the right to change the name of the Facility as it may deem advisable in its sole discretion. LANDLORD shall have the right to use the name of the Facility upon termination of this Lease; provided, however, that LANDLORD agrees not to use the "Summit Care California, Inc." name or logo, or a name or logo similar the thereto or a derivative thereof after the termination of this Lease.

9.       USE.

         9.1 LIMITATION ON USE. LANDLORD is leasing the Facility to TENANT for the purpose of operating a long term care facility on the Premises and for all other purposes subsumed within that licensing classification. TENANT shall not use or permit the Leased Property or any part thereof, to be used for any purpose or purposes other than the purpose(s) for which the Leased Property is leased hereunder. TENANT shall not change or convert the use of the Facility to any other use without the prior written consent of LANDLORD, which consent may be withheld or refused in the discretion of LANDLORD for any reason whatsoever.

         9.2 NO LICENSING CHANGE. Except for changes that may be effected without prejudice to the Facility's current permitted use, TENANT shall not undertake any act nor suffer or permit (if within TENANT'S control) any licensing change that would materially and adversely alter, change or reduce any use of the Leased Property permitted hereunder, nor shall TENANT undertake any act nor suffer or permit (if within TENANT'S control) any change in the configuration of the Leased Property that would materially and adversely alter, change or reduce the potential occupancy of the Leased Property, without the LANDLORD'S prior written consent, which consent shall not be unreasonably withheld.

         9.3 LICENSE REQUIRED. TENANT acknowledges that a license from appropriate governmental authorities is required to operate the Premises as a Facility and that TENANT must retain its own license to operate the Facility on the Premises. The failure of TENANT to maintain any required permit, license or other authorization or approval shall not affect or eliminate TENANT'S





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obligations under this Lease, including but not limited to, payment of all Rent due hereunder.

         9.4 NO REMOVAL OF EQUIPMENT. TENANT shall keep in good order, condition and repair all of the Equipment leased hereunder, as specified in Paragraph 2.2 hereof, and shall, at TENANT'S sole cost and expense, replace such Equipment with equivalent quality equipment at the time that replacements become reasonably necessary in order to maintain a properly operating first class Facility. In addition, during the Term of this Lease, TENANT shall, at its sole cost and expense, provide, repair and maintain, all other equipment, furnishings, and inventory necessary to properly operate and maintain the Facility. Replacements for the Equipment specified in Paragraph 2.2 hereof and used in connection with the Premises shall become the sole property of LANDLORD at the termination of the Lease. TENANT shall not be entitled to remove any trade fixtures, furnishings or equipment specified in Paragraph 2.2 or items that are specifically bought by TENANT to replace these items. TENANT shall be entitled to remove furnishings or equipment purchased for its own use, that are not a substitute for items specified in Paragraph 2.2, provided they have not become permanently affixed to the Premises, and provided further that any damage to the Premises resulting from such removal is repaired by TENANT. Nothing herein shall restrict TENANT'S ability to provide for removal of the Equipment from the Premises for purposes of repairing or replacing it.

         9.5 LIMITATIONS ON AGREEMENTS. Except as provided in Paragraph 17 hereof, no TENANT, sublessee, assignee or any other person or entity operating, occupying or managing the Facility shall:

                 (a) enter into any lifetime care agreement or any lease or other term arrangement for a term greater than six (6) months;

                 (b) accept any prepaid rent, fees, deposits or other compensation in excess of an aggregate of Ten Thousand ($10,000.00) DOLLARS for all occupants or residents of the Facility; or

                 (c) enter into any agreement or accept any funds except in accordance with all applicable laws, ordinances, statutes, regulations or other authority applicable to operation of the Facility.

         9.6 NOTICES TO LANDLORD. TENANT and any sublessee, licensee, assignee and any other person or entity operating, occupying or managing the Facility shall inform LANDLORD promptly in writing of:

                 (a) any damage or destruction to any part of the Leased Property in excess of TEN THOUSAND DOLLARS ($10,000.00); and





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                 (b)      any notice or claim or violation of any law,
statute, building code, ordinance, rule or regulation or other matter having a material adverse effect on the Leased Property or the licensing thereof as a Facility.

         9.7     COMPLIANCE WITH LAW.

                 (a) TENANT shall not use the Premises or permit anything to be done in, on or about the Premises that will in any material way conflict with any applicable law, statute, zoning restriction, ordinance or governmental rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force or conflict with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of TENANT in any action against TENANT, whether LANDLORD be a party thereto or not, that TENANT has violated any such law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of the fact as between LANDLORD and TENANT. TENANT shall not allow the Premises to be used for any unlawful or objectionable purpose, nor shall TENANT commit any waste or cause, maintain, or permit any nuisance or conduct any auction in, on or about the Premises.

                 (b) TENANT acknowledges that a long term care facility, commonly called a "Convalescent Hospital," is a unique facility and that a substantial violation of governmental requirements with respect to such unique facility can cause severe damage to the Facility, including but not limited to the loss of the license required to operate it. TENANT acknowledges and agrees, therefore, that the loss by TENANT of its license to operate the Facility as a consequence of any intentional or negligent act or omission of Tenant shall constitute a breach of and default under this Lease; provided, however, TENANT shall not be deemed in default hereunder so long as TENANT'S loss of license is not "final" and for so long as TENANT diligently prosecutes appropriate administrative or judicial proceedings to reinstate its license. TENANT shall be liable to LANDLORD for any and all damages, whether direct or consequential that may be suffered, incurred or sustained by LANDLORD on account of such breach or default including, but not limited to, reasonable attorney's fees, and costs, and injury and damage to the name and reputation of LANDLORD.


         9.8 INSURANCE HAZARDS. No use shall be made or permitted to be made of the Leased Property or any part thereof, nor acts done, that will cause the cancellation of any insurance policy covering the Leased Property, or any part thereof, nor shall TENANT sell, or permit to be kept, used or sold, in or about the Premises any article that may be prohibited by applicable forms of fire insurance policies. TENANT shall, at its sole cost and expense,





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comply with any and all requirements pertaining to the Leased Property, or any insurance organization or company necessary for the maintenance of reasonable fire and extended coverage, public liability or other insurance required to be provided hereunder covering the Leased Property or the operations thereof.

10.      MAINTENANCE, REPAIRS AND ALTERATIONS

         10.1    TENANT'S OBLIGATIONS.

                 (a) Subject to Paragraphs 10.3 (LANDLORD'S Obligations), 15 (Damage or Destruction) and 16 (Condemnation) hereof, TENANT shall, at its sole cost and expense, and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to TENANT, and whether or not the need for such repairs occurs as a result of TENANT'S use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, skylights, foundations, structural condition of interior bearing walls, exterior roof, fire, sprinkler and/or standpipe and hose or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Premises. TENANT, in keeping the Premises in good order, condition and repair, shall exercise and perform commercially prudent maintenance practices. TENANT'S obligation shall include restorations, replacements or renewals necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair.

                 (b) TENANT hereby' expressly waives all rights to make repairs at the expense of LANDLORD as provided in Section 1942 of the California Civil Code, and all rights provided for by California Civil Code
Section 1941.

                 (c) If TENANT fails to perform TENANT'S obligations under this Paragraph 10, LANDLORD may at its option (but shall not be required to) enter upon the Premises, after three (3) days, prior written notice to TENANT (except in the case of emergency, in which case no notice shall be required), and make such repairs and replacements or perform such maintenance on behalf of and for the account of TENANT. In such event, the cost thereof together with interest thereon at the rate of ten percent (10%) per annum shall become due and payable as Additional Rent to LANDLORD, together with TENANT'S next payment of Minimum Rent.





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                 (d)      TENANT shall use reasonable care and diligence to
keep and maintain the Premises and the Leased Property free from waste or nuisance and shall deliver the Premises and the Leased Property to LANDLORD in good order, condition and state of repair at the expiration of the term, reasonable wear, tear and casualty excepted.

                 (e) LANDLORD shall not be liable for any damage done or occasioned by or from the electrical system, heating or air conditioning system, and plumbing and sewer systems in, upon or about the Premises, nor for damages occasioned by water being upon or coming through the roof, walls windows, doors or otherwise, nor for any damage arising from acts of any owners or occupants of adjoining or contiguous properties; and furthermore, LANDLORD shall not be liable for any damage occasioned by reason of the construction of the Premises or for failure to keep the Premises in repair. LANDLORD shall not be liable for any damage to the Premises, fixtures, or merchandise resulting from fire or other insurable hazards, regardless of the cause thereof, and TENANT hereby releases LANDLORD from all liability for such damage.

         10.2    ALTERATIONS AND ADDITIONS.

                 (a) TENANT shall not, without LANDLORD'S prior written consent which consent shall not be unreasonably withheld, make any alterations, improvements, additions, or Utility Installations (as hereinafter defined) in, on or about the Premises, except as required by applicable laws, rules or regulations nor make nonstructural alterations that exceed Fifty Thousand Dollars ($50,000.00) in cost. As used in this Paragraph 10.2 the term "Utility Installation" shall mean all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises except such as may be considered movable and trade fixtures of TENANT. If LANDLORD'S written consent is required pursuant to the first sentence of this Paragraph 10.2(a), LANDLORD may require TENANT to provide LANDLORD, at TENANT'S sole cost and expense, a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of such improvements, to insure LANDLORD against any liability for mechanics' and materialmens' liens and to insure completion of the work. If TENANT shall make any alterations, improvements, additions or Utility Installations without the prior written consent of LANDLORD, and if such approval is required hereunder, LANDLORD may require that TENANT remove any or all of such alterations, improvements, additions or Utility Installations at TENANT'S sole cost and expense. Failure to remove any alterations, improvements, additions or Utility Installations that have been begun or completed without the prior written consent of LANDLORD shall be a material breach of this Lease.





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                 (b)      Any alterations, improvements, additions or Utility
Installations in, or about the Premises that TENANT shall desire to make and that require the consent of LANDLORD shall be presented to LANDLORD in written form, with proposed detailed plans. if LANDLORD shall give its consent, the consent shall be deemed conditioned upon TENANTS acquiring a permit to do so, if required, from appropriate governmental agencies, the furnishing of a copy thereof to LANDLORD prior to the commencement of the work and the compliance by TENANT of all conditions of said permit in a prompt and expeditious manner. If LANDLORD fails to respond to TENANT'S written request for consent under this Paragraph 10 within ten (10) business, days of such request, LANDLORD shall be deemed to have given its consent.

                 (c) TENANT shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for TENANT at or for use in the Premises, which claims are or may be secured by any mechanics, or materialmens' lien against the Premises or any interest therein. TENANT shall give LANDLORD not less than ten (10) days' notice prior to the commencement of any work in the Premises, and LANDLORD shall have the right to post notices of non-responsibility in, on and about the Premises as provided by law. If TENANT shall, in good faith, contest the validity of any such lien, claim or demand, then TENANT shall, at its sole cost and expense defend itself and LANDLORD against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the LANDLORD or the Premises, upon the condition that if LANDLORD shall require, TENANT shall furnish to LANDLORD a surety bond satisfactory to LANDLORD in an amount equal to one hundred fifty percent (150%) of such contested lien claim or demand indemnifying the LANDLORD against such liability and holding the Premises free from the effect of such lien or claim. In addition, LANDLORD may require TENANT to pay LANDLORD'S reasonable attorney's fees and costs in participating in such action if LANDLORD shall decide it is in its best interest to do so.

                 (d) Unless LANDLORD requires their removal, as set forth in Paragraph 10.2(a) hereof, all alterations, improvements, additions and Utility Installations (unless such Utility Installations constitute movable or trade fixtures of TENANT), that may be made on the Premises, shall become the property of LANDLORD and remain upon and be surrendered with the Premises at the expiration of the Term of this Lease. Notwithstanding the provisions of this Paragraph 10.2(d), TENANT'S personal property, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of TENANT and may be removed by TENANT. Any such removal that results in damage to the Premises shall be repaired immediately by TENANT.





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         10.3    LANDLORD'S OBLIGATIONS.  LANDLORD shall maintain, in good
condition, the structural parts of the building of which the Premises are a part, which structural parts shall be deemed to include only the foundations and exterior walls but which shall not include any painting nor the roof. Notwithstanding the foregoing, to the extent any expenditures reasonably required of LANDLORD in connection with the Premises maintenance are deemed to be capital expenditures, according to generally accepted accounting principles consistently applied, TENANT shall reimburse LANDLORD for such expenses as items of Additional Rent, based on the cost of the capital item multiplied by the balance of the term of the Lease, divided by the useful life of the improvement.

11.      SURRENDER ON TERMINATION.

         11.1 REMOVAL OF PERSONAL PROPERTY. Subject to Paragraph 9.4 hereof, TENANT shall vacate and surrender the Leased Property and any additions to or replacements thereof in good order and repair, ordinary wear and tear excepted, in compliance of any licensing survey of the Leased Property conducted prior to the end of the Lease Term, and the TENANT shall remove all of its personal property and/or equipment therefrom so that LANDLORD is able to take possession of the Leased Property not later than noon on the day upon which this Lease or any extension thereof expires, or any sooner termination of this Lease.

         11.2 REMEDIES OF LANDLORD. LANDLORD shall have the same rights to enforce the provisions of Paragraph 11 by summary proceedings, ejectment and/or for damages or otherwise as for the breach of any other condition or covenant of this Lease.

         11.3 REMOVAL OF TENANT PROPERTY. Subject to the provisions of Paragraphs 9.4 and 11.2 hereof, TENANT may at any time prior to or upon the termination of this Lease remove from the Premises, TENANT'S own personal property and/or equipment excepting any and all alterations, improvements, additions and replacements of and/or to the Leased Property; provided, however, that such property owned by TENANT shall be removed without substantial damage to the Leased Property. No damage shall be considered substantial if it is properly corrected at TENANT'S expense by restoration to the condition prior to the installation of such property, if so requested by LANDLORD. Any such property not removed shall become the property of LANDLORD.

         11.4 TRANSFER OF LICENSES AND AGREEMENTS UPON TERMINATION. During the last three (3) months of the Term hereof, TENANT agrees that LANDLORD may, upon prior notice, enter upon the Premises, if reasonably required at reasonable times, to prepare replacement staff and take such other reasonable steps as would enable LANDLORD or his nominee and/or agent to obtain a license and Medicare and Medi-Cal participation agreements upon the Lease termination, and TENANT shall cooperate with LANDLORD to that end; provided however,





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that any such entry shall be affected in a manner that provides the least possible disturbance to TENANT and the residents of the Facility. In no event shall LANDLORD in entering the Premises pursuant to this Paragraph 11.4 interfere with TENANT'S operation of the Facility. LANDLORD shall have no authority whatsoever, to dictate or prescribe the manner in which the Facility is managed and/or operated during the Term of this Lease.

12.      UTILITIES.

         TENANT shall pay prior to delinquency for all water, gas, heat, light, power, telephone, sewage, air-conditioning and ventilating, janitorial, landscaping, and all other materials and utilities supplied to the Premises, together with any taxes thereon. Unless otherwise provided, LANDLORD shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Premises, and no such failure or interruption shall entitle TENANT to terminate this Lease or withhold Rent or other sums due hereunder.

13.      INDEMNITY.

         13.1 INDEMNITY. TENANT shall indemnify, protect, defend and hold LANDLORD harmless from and against any and all claims of liability for any injury or damage to any person or property arising from TENANT'S use of the Premises, or from the conduct of TENANT'S business, or from any activity, work or thing done, permitted or suffered by TENANT in or about the Premises.
TENANT shall further indemnify and hold LANDLORD harmless from and against any and all claims arising from any breach or default in the performance of any obligation on TENANT'S part to be performed under this Lease, or arising from any negligence of TENANT or TENANT'S agents, contractors, or employees and from and against all costs, attorneys' fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against LANDLORD by reason of any such claim, TENANT upon notice from LANDLORD shall defend LANDLORD at TENANT'S expense. TENANT, as a material part of the consideration to LANDLORD, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises arising from any cause (other than the intentional act or gross negligence of LANDLORD) and TENANT hereby waives all claims in respect thereof against LANDLORD.

         13.2 EXEMPTION OF LANDLORD FROM LIABILITY. LANDLORD shall not be liable for injury to TENANT, TENANT'S business or loss of income therefrom or for damages that may be sustained by the person, goods, wares, merchandise, or property of TENANT, its employees, invitees, customers, patients, agents, or contractors, or any other person in, on or about the Premises, from any cause whatsoever, including but not limited to those caused by or resulting from fire, steam, electricity, gas, water, or rain, that may leak or





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

flow from or into any part of the Leased Property, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air-conditioning, or lighting fixtures of the same, whether the damage or injury results from conditions arising from the Leased Property, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing it is inaccessible to TENANT. LANDLORD shall not be liable for any damages arising from any act or neglect of any other tenant (if any) of the Premises or of the buildings adjacent to the Premises. Notwithstanding the foregoing, LANDLORD shall be liable to TENANT for any damages sustained or incurred by TENANT as a result of the intentional or grossly negligent acts of LANDLORD, its employees or agents.

14.      INSURANCE.

         14.1 REQUIRED COVERAGE. TENANT shall keep the Leased Property and each and every part thereof and the operation of the Facility insured at all times throughout the Term of this Lease against the following:

                 (a) Loss or damage by fire, vandalism, malicious mischief, special extended perils (all risk), earthquake and such other risks as may be included in the broadest form of extended coverage insurance, including, but not limited to, an endorsement covering repair or replacement to then current building codes and requirements, that are from time to time available in amounts sufficient to prevent LANDLORD or TENANT from becoming a co-insurer within the terms of the applicable policies, and in any event, in an amount not less than one hundred percent (100%) of the then full replacement cost of the Leased Property.

                 (b) Loss or damage from leakage or sprinkler systems now or hereafter installed in, on or about the Premises in any amount not less than one hundred percent (100%) of the then full replacement cost.

                 (c) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed in, on or about the Premises, in such limits with respect to any one accident as may be reasonably requested by LANDLORD from time to time.

                 (d) Loss of rental or business interruption covering risk of loss due to the occurrence of any on the hazards described in the preceding subparagraphs of this Paragraph 14.1, in an amount sufficient to prevent the LANDLORD from becoming a co-insurer, but in and event, in an amount not less than one hundred percent (100%) of the then full Minimum Rent and Additional Rent for twelve (12) months, such policy or policies to be obtained and paid for by TENANT as frequently as required.

                 (e) Claims for personal injury and/or property damage, under a policy of comprehensive general public liability insurance against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Property and all areas appurtenant thereto, with limits not less than Two Million Dollars ($2,000,000.00) for injury to or death of any one person in any one accident or occurrence and in an amount of not less than Three million Dollars ($3,000,000.00) for injury to or death of more than one person in any one accident or occurrence and One Million Dollars ($1,000,000.00) for property damage. All such injury liability insurance and property damage insurance shall specifically insure the performance by TENANT of its obligations under the indemnity contained in Paragraph 13 hereof.

                 (f) Against such other hazards and in such amounts as the holder of any security interest, mortgage or deed of trust to which this Lease is subordinate may reasonably require from time to time pursuant to the provisions of such security interest, mortgages and deeds of trust.

                 (g) Against all claims, losses and damages under a policy of full coverage plate glass insurance.

                 (h) Any and all risks covered by a full coverage policy of workman's or worker's compensation insurance under the laws of the State of California.

                 (i) Against all risks under a full coverage policy of malpractice insurance or other such insurance covering the operation of the Facility, with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence, and Three Million Dollars ($3,000,000.00) in the aggregate.

         14.2 FULL INSURABLE VALUE. The term "full insurable value,, shall mean the actual replacement cost. The full insurable value shall be determined whenever reasonably requested by LANDLORD, by a qualified appraiser selected and paid by TENANT and acceptable to LANDLORD, and/or by the relevant insurance carrier. The finding of such appraiser shall not be binding without the written approval by LANDLORD, which approval shall not be unreasonably withheld.

         14.3 BLANKET COVERAGE AND DEDUCTIBLES. TENANT shall have the option of providing all or any of the insurance coverage required in this Paragraph 14 on a blanket basis so long as the insurance provided meets all the requirements of this Paragraph 14. It is acknowledged between the parties that TENANT shall obtain coverage for earthquake and aftershock damage to the Leased Property in the maximum amount available and with the minimum deductible amount that is commercially available and that the deductible amount for coverage of other perils shall not exceed fifty thousand dollars ($50,000).





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
         14.4    ADDITIONAL INSURED.

                 (a) The fire and extended coverage insurance policies and the rental value insurance policy described above shall name LANDLORD as additional insured. TENANT may furnish a combined loss of rental and business interruption policy, provided that LANDLORD shall be named as an additional insured. Any payments actually received by LANDLORD under the rental value insurance or business interruption insurance policy or policies, shall be applied by LANDLORD toward all amounts due hereunder by TENANT.

                 (b) All other policies of insurance shall name LANDLORD as an additional insured. At the request of LANDLORD, any insurance proceeds shall be made payable to the holders of any security interest, mortgage or deeds of trust to which this Lease is at any time-subordinate, as the interest of such holders may appear.

         14.5    MISCELLANEOUS REQUIREMENTS OF POLICIES.

                 (a) All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in this State and rated A- by "Best's Insurance Guide".

                 (b) Any loss shall be payable to LANDLORD or the holders of any security interest, mortgage or deeds of trust to which this Lease is subordinate, as the interest of such holders may appear, notwithstanding any act or negligence of TENANT that might otherwise result in the forfeiture of such insurance;

                 (c)      All policies of insurance required under this Lease
shall contain   an agreement by the Insurers:

                          (I)     That such policies shall not be canceled
except after thirty (30) days written notice to LANDLORD and to the holders of any mortgage or deed of trust to whom losses may be payable, except in cases of non-payment of premium; and

                          (ii)    That the coverage afforded thereby shall not
be affected by the performance of any work in, on or about the Premises.

                 (d) If TENANT provides any insurance required by this Lease in the form of a blanket policy, TENANT shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage that would be provided under a separate policy covering only the Leased Property.

                 (e) If any policies of insurance required under this Lease shall be subject to reduction of coverage or other





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
modification for any reason whatsoever, TENANT shall provide LANDLORD with written notice of the nature, extent and reason(s) for such reduction or modification within fifteen (15) days after TENANT becomes aware of such changes.

         14.6    TENANT'S OBLIGATIONS, RIGHTS AND REMEDIES OF LANDLORD.

                 (a) TENANT agrees that it shall pay promptly when due all premiums and charges on all of the insurance required to be carried by TENANT under this Lease, and shall furnish to LANDLORD without demand satisfactory evidence of the payment of the premium of each policy within ten (10) days after such premium shall become due and payable. If TENANT shall fail to pay such premiums and charges when due, or fail to place or maintain such insurance, then LANDLORD may, without having the obligation to do so, obtain such insurance or pay the premiums and charges therefor, and in the event of such payment by LANDLORD, the amount paid may, at the option of LANDLORD, be added as Additional Rent to the installment of Rent next accruing, or to any subsequent installment and shall be collectible as Additional Rent in the same manner and with the same remedies as if it had been originally reserved and designated as Rent.

                 (b) Certificates evidencing all policies of insurance herein provided, at the option of LANDLORD, shall be delivered to LANDLORD not later than ten (10) days from the commencement of the Term of this Lease.

                 (c) As soon as practicable and without any unreasonable delay before the expiration of any policy, TENANT shall deliver the original renewal certificates) for such insurance to LANDLORD, or LANDLORD (after ten
(10) days written notice to TENANT) may, but shall not be required to, order such insurance and charge the cost thereof to TENANT to be added as Additional Rent to the installment of Rent next accruing or to any subsequent installment and shall be payable and collectible as Additional Rent in the same manner and with the same rights and remedies as if it had been originally reserved and designated as Rent.

                 (d) Notwithstanding the time provided for delivery of policies or certificates of insurance, such insurance coverage shall be provided at all times and there shall be no time during the Term of this Lease when any such policy is not in effect.

         14.7 WAIVER OF SUBROGATION. TENANT and LANDLORD each hereby waives and releases the other party from any and all rights of recovery, claims, actions or causes of action against the other, or against their respective officers, directors, partners, employees, agent and representatives of the other, for any loss of or damage to such waiving party of its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or





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
damage and proceeds are actually collected under such insurance. TENANT and LANDLORD shall, upon obtaining certificates of insurance required hereunder:
(I) immediately give to each insurance company that has issued to it a policy of fire and extended coverage insurance, written notice of the terms of such mutual waivers and provide a copy to the other party upon written request; (ii) use its best efforts to obtain from such insurance company a waiver of its right to subrogation against LANDLORD or TENANT, as the case may be; and (iii) use its best efforts to cause any such insurance policy to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers. The above waivers are limited to the extent the rights so waived are compensable by insurance maintained, or required to be maintained, by the waiving party.

15.      DAMAGE OR DESTRUCTION.

         15.1    DEFINITIONS.

                 (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations, where the cost to repair such damage or destruction is equal to or less than fifty percent (50% of the replacement cost of the Premises, as certified to the parties by LANDLORD'S general contractor within thirty (30) days following such damage or destruction.

                 (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Tenant Owned Alterations and Utility Installations where the cost to repair such damage or destruction is more than fifty percent (50%) of the replacement cost of the Premises, as certified to the parties by LANDLORD's general contractor within thirty (30) days following such damage or destruction.

                 (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 14, irrespective of any deductible amounts or coverage limits involved.

                 (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by LANDLORD at the time of the occurrence, to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                 (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in

Paragraph 24 of the Hazardous Substances Rider, in, on, or under the Premises.

         15.2 PARTIAL DAMAGE-INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then TENANT shall, at TENANT'S expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, TENANT shall promptly contribute the shortage in proceeds as and when required to complete all repairs. Unless otherwise agreed, TENANT shall in no event have any right to reimbursement from LANDLORD for any funds contributed by TENANT to repair any such damage or destruction. Premises Partial Damage due to floor or earthquake shall be subject to Paragraph 15.3 rather than Paragraph 15.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         15.3 PARTIAL DAMAGE-UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, TENANT shall make the repairs at TENANT'S sole cost and expense and this Lease shall continue in full force and effect.

         15.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate effective as of the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of TENANT. In the event, however, that the damage or destruction was caused by TENANT, LANDLORD shall have the right to recover LANDLORD'S damages from TENANT.

         15.5 DAMAGE NEAR END OF TERM. If any time during the last six (6) months of the Term of this Lease there is damage for which the cost to repair exceeds one (1) months's Minimum Rent, whether or not an Insured Loss, LANDLORD may, at LANDLORD'S option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice of TENANT of LANDLORD'S election to do so within thirty (30) days after the date of occurrence of such damage.

         15.6 ABATEMENT OF RENT. In the event of damage described in Paragraph 15.2 hereof (Partial Damage-Insured Loss), all Rent and other charges, if any, payable by TENANT hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 14 hereunder), shall be abated in proportion to the degree to which TENANT'S use of the Premises is impaired; provided, however, that in no event shall Rent and other charges, if any, payable by TENANT under this Lease be abated by





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
TENANT unless and only to the extent LANDLORD actually receives such amounts from any insurance carrier that has provided rental abatement insurance with respect to this Lease, it being the intention of the parties that LANDLORD shall always receive payment of Rent and the TENANT shall always pay the Rent and other charges payable under this Lease either directly or through an insurance carrier. Except for abatement of Rent, all other obligations of TENANT hereunder shall be performed by TENANT, and TENANT shall have no claim against LANDLORD for any damage suffered by reason of any such repair or restoration.

         15.7 WAIVER OF STATUTES. LANDLORD and TENANT agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any current or future statute(s) to the extent inconsistent herewith.

         15.8 DAMAGE DUE TO EARTHQUAKE. Notwithstanding anything to the contrary in this Lease, TENANT shall be solely responsible for the repair, replacement and payment of all damages that occur to the Leased Property as a result of all earthquakes and/or subsequent aftershocks ("Earthquake Damage") whether or not such damages are classified as an insured or uninsured loss and irrespective of whether the damage is considered "Premises Partial Damage" or "Premises Total Destruction." This obligation of TENANT shall continue and survive termination of this Lease even if LANDLORD or TENANT terminates this Lease pursuant to the provisions of this Paragraph 15.8, so long as Earthquake Damage occurred during a period when this Lease was in full force and effect. The following provisions shall apply to any damage to the Premises caused by Earthquake Damage:

                 (a) NOTICE OF DAMAGE. In the event a party becomes aware of Earthquake Damage to the Premises, such party shall give prompt written and telephonic notice to the other party.

                 (b) INSPECTION; LANDLORD'S RIGHTS TO LIMIT ENTRY. LANDLORD shall request an inspection of the Premises by appropriate governmental inspectors as soon as possible. If LANDLORD in good faith believes there is a risk of injuries to natural persons or damage to property from entry into the Premises prior to governmental inspection, LANDLORD may restrict entry into the Premises by TENANT, its employees and contractors in a nondiscriminatory manner and TENANT shall not be responsible for the consequences of any such decision made by LANDLORD to which TENANT has not consented. Upon request, LANDLORD shall consult with TENANT to determine if there are safe methods of entry into the Premises in order to retrieve files, data in computers and inventory, subject to any indemnities and waivers of liability that LANDLORD may reasonably require. The decision of any appropriate governmental inspector regarding safe entry shall be binding on the parties unless subsequently amended or revoked.

                 (c) PRELIMINARY ESTIMATE OF DAMAGE. Within thirty (30) days after the initial occurrence of Earthquake Damage (the "Initial Occurrence") , TENANT shall provide LANDLORD with its best preliminary estimate (the "Preliminary Estimate") of the cost of repairing the Earthquake Damage, the time needed to complete such repairs, and the limits of any insurance coverage TENANT reasonably believes is applicable to the Earthquake Damage. If TENANT is unable to submit such estimate within such thirty (30) day period despite TENANT'S commercially reasonable efforts, the Preliminary Estimate may be submitted up to forty (40) days after the Initial occurrence. In addition to the Preliminary Estimate, TENANT shall enclose reasonably detailed backup information justifying the information contained in the Preliminary Estimate.

                          If the time contained in the Preliminary Estimate for
the completion of the repairs is in excess of 270 days measured from the date of the Initial Occurrence, then either LANDLORD or TENANT shall have the right to terminate the Lease. TENANT'S exercise of such right shall be contained in the Preliminary Estimate; if TENANT does not exercise such right, LANDLORD may exercise such right by giving written notice to TENANT within fifteen (15) days after receipt of the Preliminary Estimate. The Preliminary Estimate shall not include any extra time or cost required to construct new, additional or upgraded improvements to any portion of the Premises, except as may be required to meet building and other codes then in effect.

                 (d) FINAL ESTIMATE. Within seventy-five (75) days after the Initial Occurrence, TENANT shall give LANDLORD its best final estimate (the "Final Estimate") of the cost of repairing the Earthquake Damage, the time needed to complete such repairs, and the limits of any insurance coverage TENANT reasonably believes is applicable to the Earthquake Damage. Together with the Final Estimate, TENANT shall enclose reasonably detailed backup information justifying the information contained in the Final Estimate and any significant variations from the Preliminary Estimate. If the time contained in the Final Estimate for the completion of the repairs is in excess of two hundred seventy (270) days measured from the date of the Initial Occurrence, then either LANDLORD or TENANT shall have the right to terminate the Lease. TENANT'S exercise of such right will be contained in the Final Estimate; if TENANT does not exercise such right, LANDLORD may exercise such right by giving written notice to TENANT within fifteen (15) days after receipt of the Final Estimate. The Final Estimate shall not include any extra time required to construct new, additional or upgraded improvements to any portion of the Premises, except as may be required to meet building and other codes then in effect. If the cost to repair the Earthquake Damage contained in the Final Estimate is in excess of the sum of the amount of insurance carried by TENANT which covers Earthquake Damage (excluding any deductible amount) plus $1,000,000, then TENANT shall have the right to terminate the Lease unless within fifteen (15) days after receipt of the Final Estimate LANDLORD elects to pay such shortfall.

                 (e) RIGHT TO OPERATE TEMPORARY FACILITY. LANDLORD acknowledges that TENANT has an extremely strong interest in continuously conducting its business from the Premises. Consequently, if there is Earthquake Damage to the Premises, then:

                          (1)     If the damages to the Premises are such that
TENANT can reasonably continue to occupy the Premises under applicable governmental requirements, then TENANT shall be entitled to do so, so long as TENANT pays its Rent based upon its proportionate share of the space in the Premises that remains occupied.

                          (2)     If the Earthquake Damage to the Premises
renders the Premises wholly or partially unusable for the conduct of TENANT'S business, then TENANT may locate at its sole cost and expense a trailer or other temporary facility, if appropriate, (the "Temporary Facility") on the property where the Premises are located at a location reasonably approved by LANDLORD, for the conduct of TENANT'S business, without any rent obligation. Any location and use of such Temporary Facility shall be in compliance with all applicable laws and requirements. The rent abatement to which TENANT is entitled for its inability to use all or a portion of the Premises shall not he affected by TENANT'S use of such Temporary Facility.

                          (3)     LANDLORD shall use all commercially
reasonable methods to allow TENANT to continue to use the Premises or Temporary Facility during the repair of any Earthquake Damage to the Project but TENANT'S continued occupancy and obligations hereunder may be terminated by either LANDLORD or TENANT once LANDLORD commences reconstruction or demolition work that materially interferes with TENANT'S occupancy.

                 (f) RENT ABATEMENT. Minimum Rent and Additional Rent shall abate from the date of the Initial Occurrence until the date repairs of the Earthquake Damage to the Premises are completed, based on the proportion of the Premises that are rendered unusable for the conduct of TENANT'S business by the Earthquake Damage.

                 (g) DILIGENT PROSECUTION OF REPAIRS. In the event that the Lease is not terminated by a party having a right to terminate, TENANT shall promptly commence and diligently prosecute to completion the repair of the Earthquake Damage to the Premises.

16.      CONDEMNATION.

         16.1 PARTIAL CONDEMNATION. If any part of the Premises shall be taken or condemned for a public or quasi-public use under the power of eminent domain or sold under the exercise of such power

(all of which are herein called "condemnation") , and a part thereof remains that is susceptible of occupation hereunder, this Lease shall terminate, as to the part so taken, as of the date the condemning authority takes title or possession, whichever first occurs. The Rent payable hereunder shall be adjusted so that the TENANT shall be required to pay for the remainder of the Term of the Lease only such portion of the Rent as the value of the part remaining after the condemnation bears to the value of the entire Premises at the date of condemnation; but in the event the remainder is so diminished that the economic feasibility of operating the Facility is unreasonably diminished as to TENANT, either LANDLORD or TENANT shall have the option to terminate this Lease as of the date that the condemning authority takes title or possession, by written notice to the other party within ten (10) days after the condemning authority takes title or possession, whichever first occurs.

         16.2 USE OF PROCEEDS TO RESTORE PREMISES. In the case of partial condemnation, subject to the provisions of Paragraph 16.1, to the extent the condemnation award so provides, LANDLORD agrees to utilize the applicable portion of the condemnation proceeds to restore the Premises to a useable condition for operation as a Facility.

         16.3 COMPLETE CONDEMNATION. If all of the Premises, or such part thereof be taken under the power of eminent domain or sold under the exercise of such power so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken or condemned, all compensation awarded upon such condemnation or taking that does not relate to TENANT'S personal property shall be paid to the LANDLORD, and the TENANT shall have no claim thereto, and the TENANT hereby irrevocably assigns and transfers to the LANDLORD any right to compensation or damages with respect to the diminution in value to the Premises to which the TENANT may become entitled during the Term hereof by reason of the condemnation of all or any part of the Premises. Nothing contained herein shall prohibit TENANT from maintaining a separate action against the condemning authority.

17.      ASSIGNMENT AND SUBLETTING

         17.1 LANDLORD'S CONSENT REQUIRED. TENANT shall not voluntarily or by operation of law assign, sublet, transfer, mortgage, hypothecate or otherwise encumber this Lease (each a "Transfer Transaction"), in whole or in part, or sublet all or any part of the Premises without the prior written consent of LANDLORD, which consent shall not be unreasonably withheld. The consent by LANDLORD to any Transfer Transaction shall not constitute a waiver of the necessity for such consent to any subsequent Transfer Transaction. If this Lease is assigned or if the Premises, or any part thereof, are occupied by any power or entity other than the

TENANT, LANDLORD may collect from the assignee or the occupant, and apply the net amount collected to the Rent due hereunder but no Transfer Transaction or collection of Rent by the LANDLORD shall be deemed a waiver of this provision or the acceptance of the assignee, subtenant or occupant as TENANT, or as a release of TENANT from the further performance by TENANT of the provisions on its part to be observed or performed herein. Notwithstanding any Transfer Transaction, TENANT shall remain fully liable herein and shall not be released from performing any of the terms and conditions of this Lease. Any request for LANDLORD'S consent to a proposed Transfer Transaction shall be in writing accompanied by a copy of any documents, assignment or sublease documents. TENANT hereby acknowledges and agrees that any request by LANDLORD for the financial statement, balance sheet, or other written evidence of credit-worthiness of TENANT'S proposed assignee or sublessee is a reasonable prerequisite to LANDLORD granting consent to any assignment or subletting. In the event LANDLORD consents to a Transfer Transaction charged by TENANT to its assignee or subtenant exceeds the Minimum Rent attributable to the assigned or subleased portion of the Premises, the Minimum Rent payable hereunder by TENANT shall be increased by fifty percent (50%) of such excess for the term of the sublease or assignment. LANDLORD shall also be entitled to receive fifty percent (50%) of any bonus value or other consideration received or to be received by TENANT, from whatever source, because of or arising out of TENANT'S Transfer Transaction; provided, however, LANDLORD shall not be entitled to receive fifty percent (50%) of any amount that TENANT receives as a refundable security deposit from its assignee or subtenant. The assignee shall assume and be deemed to have assumed this Lease, and each and every term thereof, and shall be and remain liable, jointly and severally, with TENANT for the payment of all Rent due hereunder and for the due performance of all of the terms, covenants, conditions and agreements herein contained. Any direct or indirect transfer, sale, assignment, or other disposition during the Term of this Lease, whether voluntary or involuntary, of more than fifty percent (50%) interest in the stock of the corporate tenant, shall be deemed an assignment of this Lease under this Paragraph 17, and shall require the consent of LANDLORD as set specified herein.

         17.2 NO CONSENT REQUIRED. Notwithstanding the provisions of Paragraph 17.1 hereof, TENANT shall have the right without LANDLORD'S consent to sublet or assign its rights under this Lease to a parent or subsidiary that is more than fifty percent (50%) owned by TENANT or TENANT'S parent corporation, including without limitation, to a corporation with whom TENANT merges or consolidates; provided, however, that TENANT shall notify LANDLORD in writing of any such assignment and subletting and advise LANDLORD of the terms thereof and shall certify in writing that the assignee or sublessee is controlled by TENANT or otherwise satisfies the requirements specified herein. An assignment or subletting to such entity shall not entitle LANDLORD to any





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percentage of any excess rent, bonuses or other consideration otherwise payable by such controlled entity to TENANT.

         A sale via a public offering as defined under the Securities Act of 1933 of all or a portion of the capital stock of TENANT shall not be deemed an assignment or subletting for the purposes of Paragraph 17.1.

         17.3 ATTORNEY'S FEES IN CONNECTION WITH TRANSFER TRANSACTION. In the event that TENANT shall engage in a Transfer Transaction or request the consent of LANDLORD to any Transfer Transaction or if shall request the consent of LANDLORD for any act TENANT proposes to do then TENANT shall, on demand of LANDLORD, reimburse LANDLORD for LANDLORD'S reasonable costs, including attorneys, fees, incurred in obtaining advice and preparing documentation for each Transfer Transaction to which LANDLORD has consented.

         17.4 NULLITY. Any purported Transfer Transaction consummated in violation of the provisions of Paragraph 17.1 hereof shall be null and void and of no force or effect.

         17.5 FORM OF CONSENT. Each Transfer Transaction for which there has been consent shall be made by an instrument in writing in a form reasonably satisfactory to LANDLORD, and shall be executed by the parties thereto who shall agree in writing for the benefit of LANDLORD herein to assume, to be bound by, and to perform all of the terms, covenants, and conditions of this Lease. One executed copy of such written instrument shall be delivered to LANDLORD. Failure to first obtain in writing LANDLORD'S consent or failure to comply with the provisions of this Paragraph 17 shall operate to prevent any Transfer Transaction from becoming effective.

18.      DEFAULT.

         18.1 TENANT'S DEFAULT. The occurrence of any one or more of the following shall constitute a material default and breach of this Lease by
TENANT:

                 (a) TENANT'S failure to pay Rent, Additional Rent or any other sum or sums payable by TENANT hereunder when due, if the failure continues for five (5) days after written notice has been given to TENANT.

                 (b)      TENANT'S abandonment of the Premises.

                 (c) TENANT'S failure to perform any obligation under this Lease within thirty (30) days after notice from LANDLORD to TENANT of such failure.

                 (d)      TENANT'S failure to commence to perform within thirty
(30) days after notice from LANDLORD to TENANT, any obligation hereunder; provided, however, that if the nature of

TENANT'S obligation is such that more than thirty (30) days are required for performance, then TENANT shall not be in default if TENANT commences performance within thirty (30) days after receipt of notice from LANDLORD and diligently prosecutes such obligation to completion.

                 (e) (I) The making by TENANT of any general assignment for the benefit of creditors; (ii) the filing by or against TENANT of a petition to have TENANT adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against TENANT, the same is dismissed within sixty (60) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of TENANT'S assets located at the Premises or of TENANT'S interest in this Lease, where possession is not restored to TENANT within sixty
(60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of TENANT'S assets located at the Premises or of TENANT'S interest in this Lease, where such seizure is not discharged within sixty (60) days.

                 (f)      A loss of TENANT'S license to operate the Facility.

        18.2     LANDLORD'S REMEDIES.

                 (a) In the event of any default by TENANT, the LANDLORD shall have the right, in addition to all other rights available to LANDLORD under this Lease that are now or later permitted by law or equity, to terminate this Lease by providing TENANT with a notice of termination, in which event TENANT shall immediately surrender the Premises to LANDLORD. If, TENANT fails to surrender the Premises immediately to LANDLORD, LANDLORD may, without prejudice to any other remedy that it may have for possession of the Premises or arrearages in Rent, enter upon and take possession of the Premises and remove TENANTS and any other person(s) who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor.

                 (b) LANDLORD shall have the immediate right of re-entry and may remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of TENANT.

                          (1)     Should LANDLORD elect to re-enter the
Premises as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, LANDLORD may either terminate this Lease or LANDLORD may from time to time, without terminating this Lease, re-let the Premises and/or the Equipment, or any part thereof, for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as LANDLORD may deem advisable, and which are commercially reasonable,





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with the right to make repairs to the Premises and Equipment upon each such re-letting.

                          (2)     TENANT shall be liable immediately to pay to
LANDLORD:

                                  (i)      All costs that LANDLORD incurs in
re-letting the Leased Property, including, without limitation, broker's commissions, expenses of remodeling the Leased Property required by the re-letting, expenses of repairing the Leased Property and like costs. Re-letting can be for a period shorter or longer than the remaining term of this Lease; and

                                  (ii)     The amount, if any, by which the
Rent, Additional Rent and all other sums reserved in this Lease from the period of such re-letting (up to but not beyond the Term of this Lease) exceeds the amount agreed to be paid as rent for the Leased Property for such reletting, payable monthly.

                          (3)     At the option of LANDLORD, rents received by
such LANDLORD from such re-letting shall be applied: First, to the payment of any indebtedness, other than Rent due hereunder from TENANT to LANDLORD; second, to the payment of any reasonable costs and expenses of such re-letting and of such repairs; third, to the payment of Rent due and unpaid hereunder and the remaining amount, if any, shall be held by LANDLORD and applied in payment of future Rent as the same may become due and payable hereunder.

                          (4)     If TENANT has been credited with any rent
received by such re-letting under this Paragraph 18.2, and such rent shall not be promptly paid to LANDLORD by the new tenant, or if such rentals received from such re-letting under this Paragraph 18.2 during any month be less than that to be paid during that month by TENANT hereunder, TENANT shall pay any such deficiency to LANDLORD. Such deficiency shall be calculated and paid monthly.

                          (5)     No re-entry or taking of possession of the
Premises by LANDLORD shall be construed as an election on LANDLORD'S part to terminate this Lease unless and until a written notice of such intention be given to TENANT or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, LANDLORD may at any time thereafter elect to terminate this Lease for such previous breach and such re-entry by LANDLORD.

                 (c) TERMINATION. LANDLORD may terminate this Lease and TENANT'S right to possession of the Leased Property, or any part thereof, at any time, after a default by TENANT. No act by LANDLORD other than giving written notice to TENANT shall terminate this Lease. Acts of maintenance, efforts to re-let the Leased Property, or the appointment of a receiver on LANDLORD'S initiative to protect LANDLORD'S interest under this Lease shall not





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constitute a termination of TENANT'S right to possession.  On termination,
LANDLORD has the right to recover from TENANT:

                          (a)     The worth, at the time of the award of the
unpaid Rent that had been earned at the time of termination of this Lease;

                          (b)     The worth, at the time of the award of the
amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that TENANT proves could have been reasonably avoided;

                          (c)     The worth, at the time of the award of the
amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the loss of Rent that TENANT proves could have been reasonably avoided; and

                          (d)     Any other amount, and court costs, necessary
to compensate LANDLORD for all detriment proximately caused by TENANT'S default.

                          (e)     "The worth, at the time of the award", as
used in this Paragraph 18.2, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth, at the time of the award", as used herein is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                 (d) CURE AT TENANT'S EXPENSE. LANDLORD may cure any default at TENANT'S cost. If LANDLORD at any time, by reason of TENANT'S default, pays any money or does any act that requires the payment of any money, the amount paid by LANDLORD shall be due immediately from TENANT to LANDLORD at the time the amount is paid, and if paid at a later date shall bear interest at the maximum rate allowed by law from the date the amount is paid by LANDLORD until LANDLORD is reimbursed by TENANT. The amount, together with interest thereon, shall be deemed to be Additional Rent.

         18.3    DEFAULT BY LANDLORD.

                 (a) LANDLORD shall not be deemed to be in default of this Lease unless LANDLORD fails to perform obligations required of LANDLORD within a reasonable time, but in no event later than thirty (30) days after written notice by TENANT to LANDLORD, specifying wherein LANDLORD has failed to perform such obligation; provided, however, that if the nature of LANDLORD'S obligation is such that more than thirty (30) days are required for performance, then LANDLORD shall not be in default of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

                 (b) Provided that TENANT has paid Rent or other sums required to be paid to LANDLORD and in the event any mortgagee or beneficiary of any note secured by a deed of trust or mortgage on the Premises or any part thereof shall commence foreclosure proceedings as a result of LANDLORD'S failure to perform any of its obligations thereunder, then and in such event TENANT shall have the right, but not the obligation, to perform such obligation and pay any foreclosure costs in connection therewith, and to set off any costs or expenses incurred in connection with such performance, together with any foreclosure costs paid, against the next ensuing installments of Minimum Rent and Additional Rent due from TENANT to LANDLORD. Thereafter, all such Rent shall be paid directly to LANDLORD.

                 In the event LANDLORD fails to commence making repairs required to be made by it under this Lease within thirty (30) days of written notice by TENANT to LANDLORD of the need for such repairs, TENANT may undertake such repairs in place of LANDLORD and LANDLORD, on demand, shall reimburse TENANT for the reasonable cost of such repairs; provided, however, that nothing in this Paragraph 18.3 shall entitle TENANT to any off-set rights against Rent or other payment obligations to LANDLORD under this Lease.

         18.4 LATE CHARGES. TENANT hereby acknowledges that late payment by TENANT to LANDLORD of Rent and other amounts due hereunder will cause LANDLORD to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on LANDLORD by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other amounts due from TENANT shall not be received by LANDLORD or LANDLORD'S designee within ten (10) days after such amount shall be due, and LANDLORD or LANDLORD'S designee has given five (5) days prior written notice to TENANT of non-receipt of funds, then TENANT shall pay to LANDLORD a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs LANDLORD may incur by reason of late payment by TENANT. Acceptance of such late charge by LANDLORD shall in no event constitute a waiver of TENANT'S default with respect to such overdue amount, nor prevent LANDLORD from exercising any of the other rights and remedies granted to LANDLORD hereunder.

19.      BOOKS AND RECORDS.

         19.1 FINANCIAL STATEMENT OF TENANT. As a condition to the execution of this Lease by LANDLORD, TENANT agrees that it shall submit to LANDLORD or cause to be submitted to LANDLORD, the annual financial and operating statements of the Facility showing the results of operations of TENANT or any person or entity holding under or through it, and of the Facility, which shall include all items of revenue and expense. TENANT shall further provide to LANDLORD on an annual basis, copies of its audited financial statements, which shall include a balance sheet and profit and loss statement. All statements shall be submitted to LANDLORD within five (5) days after written request therefore is given (a) after a default under the Lease, or (b) in connection with an attempt to finance or refinance the Leased Property or any part thereof by LANDLORD. All financial statements shall be certified by TENANT to the best of its knowledge to be true and complete as of a relevant date. All financial statements shall include at least a balance sheet as of the day of such financial statement and a profit and loss statement for the most recent fiscal year of TENANT and the Facility.

20.      ABANDONMENT OF LEASED PROPERTY.

         TENANT shall not vacate or abandon the Facility or cease operating a Facility business thereon. If TENANT shall abandon, vacate or surrender the Leased Property, or be dispossessed by process of law, or otherwise, any personal property belonging to TENANT left on the Premises shall be deemed to be abandoned, at the option of LANDLORD.

21.      TRANSFER OF LANDLORD'S INTEREST.

         The term "LANDLORD" as used in this Lease so far as covenants and obligations on the part of the LANDLORD are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfer of the title to such fee, the LANDLORD herein named (and in case of any subsequent transfers or conveyances the then Grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations on the part of the LANDLORD contained in this Lease thereafter to be performed, provided that any funds in the hands of such LANDLORD or the then Grantor at the time of such transfer, in which the TENANT has an interest, shall be turned over or credited to the Grantee and any amount then due and payable to the TENANT by the LANDLORD or the then Grantor under any provision of this Lease, shall be paid to the TENANT; provided further that the Grantee assumes and agrees in writing to perform the obligations of LANDLORD under this Lease, it being intended hereby that the covenants and obligations contained in this Lease on the part of the LANDLORD shall, subject as aforesaid, be binding on the LANDLORD, its successors and assigns, only during and in respect of their respective successive periods of ownership. Notwithstanding the foregoing, the liability of the LANDLORD shall be limited to LANDLORD'S equity in the Leased Property and there shall be no personal liability with respect thereto.

22.      NO BROKERS.

         LANDLORD and TENANT each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby and that no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with this transaction. Each of the parties do hereby agree to indemnify, protect, defend and hold harmless the other party from and against any liability for compensation or charges that may be claimed by any unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys' fees reasonably incurred with respect thereto.

23.      SECURITY MEASURES.

         TENANT hereby acknowledges that the Rent payable to LANDLORD hereunder does not include the cost of guard service or other security measures, and that LANDLORD shall have no obligation whatsoever to provide such security services. TENANT assumes all responsibility for protection of the Premises, TENANT, its agents and invitees and their property from the acts of third parties.

24.      HAZARDOUS SUBSTANCES.

         24.1 PROPER USE. The term "Hazardous Substance" as used in this Lease shall mean any asbestos, flammable explosives, radioactive materials, hazardous wastes, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof and other harmful substances defined as such from time to time under applicable law. TENANT shall not engage in any activity in, on or about the Premises that constitutes an improper use or storage of any Hazardous Substances without the express prior written consent of LANDLORD and compliance in a timely manner (at TENANT'S sole cost and expense) with all applicable laws and regulations. Notwithstanding the foregoing, TENANT may, without LANDLORD'S prior consent, but upon notice to LANDLORD, and in compliance with all applicable laws and regulations, use any ordinary and customary materials reasonably required to be used by TENANT in the normal course of the permitted use of the Premises, as specified in Paragraph 9 hereof, so long as such use is not illegal and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose LANDLORD to any liability therefore.

         24.2 DUTY TO INFORM LANDLORD. If TENANT knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises other than as previously consented to in writing by LANDLORD, TENANT shall immediately give LANDLORD written notice thereof, together with a copy of any statement, report, notice, registration, application,





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
permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any improper use involving the Premises. TENANT shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including without limitation through the plumbing or sanitary sewer system).

         24.3 INDEMNIFICATION. TENANT shall indemnify, protect, defend and hold harmless LANDLORD, its agents, employees, lenders and ground LANDLORD, if any, and the Premises, from and against any and all damages, liabilities, judgements, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees and costs arising out of or involving any Hazardous Substance in, on, under or in the vicinity of the Premises only caused by TENANT. TENANT'S obligations under this Paragraph shall include, but not be limited to, any such damages, liabilities, etc., relating to any contamination or injury to person, property or the environment created or suffered by TENANT, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by LANDLORD and TENANT shall release TENANT from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by LANDLORD in writing at the time of such agreement.

         24.4 INSPECTION: COMPLIANCE WITH LAW. LANDLORD, and its agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (collectively referred to herein as "Lenders") shall have the right to enter the Premises at any reasonable time in the case of an emergency, and otherwise at reasonable times (provided all such entry is effected in a manner designed to cause the least possible disturbance to TENANT'S business operations) for the purpose of inspecting the condition of the Premises and for verifying compliance by TENANT with this Lease and all Applicable Requirements, and LANDLORD shall be entitled to employ experts and/or consultants in connection therewith to advise LANDLORD with respect to TENANT'S activities, including but not limited to TENANT'S installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance in, on under or about the Premises. The costs and expenses of any such inspections shall be paid by the party requesting it, unless a Default or Breach of this Lease by TENANT or a violation of applicable laws and regulations or contamination is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, TENANT shall immediately upon request reimburse LANDLORD or LANDLORD'S Lender, as the case may be, for the costs and expenses of such inspections.

25.      ARBITRATION.

         25.1 GENERAL SUBMITTALS TO ARBITRATION. The submittal of all matters to arbitration in accordance with the terms of this Paragraph 25 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to LANDLORD'S failure to approve an assignment, sublease or other transfer of TENANT'S interest in the Lease, any other defaults by LANDLORD, or any TENANT default, except for (i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or
(B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, and (ii) claims relating to LANDLORD'S exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by LANDLORD to gain possession of the Premises or terminate TENANT'S right of possession to the Premises, which disputes shall be resolved by suit filed in the Municipal or Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable law. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Paragraph 25 and all attempts to circumvent the terms of this Paragraph 25 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party that is obligated to make the payment does in fact make the payment to the other party. Such payment may be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Paragraph 25.

         25.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Paragraph 25 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS") or such other comparable alternative dispute resolution service. Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration

Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to agree promptly, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

25.3     ARBITRATION PROCEDURE.

                 (a) PRE-DECISION ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery shall be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

                 (b) THE DECISION. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator shall award costs, including without limitation, attorneys' fees, and expert and witness costs, to the "Prevailing Party" (as defined in Paragraph 26.25 hereof), if any, as determined by the Arbitrator. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator.

26.      GENERAL PROVISIONS.

         26.1    ESTOPPEL CERTIFICATE.

                 (a) Either party shall at any time upon not less than fifteen (15) days' prior written notice from the other party execute, acknowledge and deliver to such party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of LANDLORD hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by the requesting party.

                 (b) Failure to deliver such statement within such time shall be conclusive upon the obligated party (i) that this Lease is in full force and effect, without modification except as may be represented in the Certification, (ii) that there are no uncured defaults in performance, and
(iii) that not more than one (1) month's Rent has been paid in advance.

         26.2 SEVERABILITY. The invalidity of any provision of this Lease as determined by arbitration or a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         26.3 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the maximum rate allowed by law from the date due. Payment of such interest shall not excuse or cure any breach by the defaulting party under this Lease; provided, however, that interest shall not be payable on late charges incurred by the defaulting party nor on any amounts upon which late charges are paid by the defaulting party.

         26.4    TIME OF ESSENCE.  Time is of the essence.

         26.5 CAPTIONS. Article and Paragraph captions are not a part hereof.

         26.6 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at





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the time of modification.  Except as otherwise stated in this Lease, each party hereby acknowledges that no real estate broker nor any cooperating broker on this transaction nor the other party or any employees or agents of any of said persons has made any oral or written warranties or representations relative to the condition or use of the Premises. TENANT acknowledges that TENANT assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease. The parties acknowledge that the previous Lease for the Premises entered into by the parties or their respective predecessors in interest is terminated as of May 31, 1995 and is of no further force or effect. The former Lease shall not be used in any way to construe or interpret the provisions of this Lease.

         26.7 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, postage prepaid, return receipt requested. Such notice shall be deemed given on the date personally delivered, or if by mail, then forty-eight (48) hours after deposit in the U.S. mails, if addressed to TENANT or to LANDLORD at the address noted opposite the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices shall be mailed to TENANT at the Premises. A copy of all notices required or permitted to be given to LANDLORD hereunder shall be concurrently transmitted to such party or parties at such addresses as LANDLORD may from time to time hereafter designate by notice to TENANT.

                 If to LANDLORD:

                 Sam Menlo, Trustee of the
                 Menlo Trust U/T/I of 2/22/83
                 4221 Wilshire Boulevard
                 Los Angeles, CA 90010


                 With a copy to:

                 James M. Jimenez, Esq.
                 Solish, Jordan, Arbiter & Wiener
                 12100 Wilshire Boulevard, 15th Floor
                 Los Angeles, CA 90025





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
                 If to TENANT:

                 Summit Care California, Inc.
                 dba Anaheim Care Center
                 2600 West Magnolia Blvd
                 Burbank, California 91505
                 Attn: Mr. William C. Scott, President


                 With a copy to:

                 Frank S. Osen, Esq.
                 9454 Wilshire Boulevard, Suite 800
                 Beverly Hills, CA 90212


         26.8 WAIVERS. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of TENANT or LANDLORD of the same or any other provision. A party's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of the party's consent to or approval of any subsequent act by the other party. The acceptance of Rent hereunder by LANDLORD shall not be a waiver of any preceding breach by TENANT of any provision hereof, other than the failure of TENANT to pay the particular Rent so accepted, regardless of LANDLORD'S knowledge of such preceding breach at the time of acceptance of such Rent.

         26.9 RECORDING. A Memorandum of Lease, in the form of Exhibit "2", attached hereto, shall be recorded in the County Recorder's Office in the County in which the Premises are located.

         26.10 HOLDING OVER. TENANT has no right to retain possession of the Premises or any part thereof or of the Leased Property beyond the expiration or earlier termination of this Lease. If TENANT remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of LANDLORD, such occupancy shall be a tenancy from month-to-month at a rental in the amount of Two Hundred Percent (200%) of the most recent Minimum Rent plus all other charges payable hereunder, including, but not limited to Additional Rent, and upon all the terms hereof applicable to a month-to-month tenancy. Nothing contained herein shall be construed as a consent by LANDLORD to any holding over by TENANT.

         26.11 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.


         26.12 BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by TENANT,





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

this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

         26.13   SUBORDINATION.

                 (a) This Lease, at LANDLORD'S option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extension thereof. Notwithstanding such subordination, TENANT'S right to quiet possession of the Premises shall not be disturbed if TENANT is not in default and so long as TENANT shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to TENANT, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                 (b) TENANT agrees to execute promptly any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be so long as such documents do not effect TENANT'S right to quiet possession. If TENANT fails to execute such documents within ten (10) days after written demand, TENANT does hereby make, constitute and irrevocably appoint LANDLORD as TENANT'S attorney in fact and in TENANT'S name, place and stead, to do so.

                 (c) In the event of foreclosure or the exercise of the power of sale under any deed of trust made by LANDLORD covering the Premises, TENANT shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as LANDLORD under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease.

         26.14 LANDLORD'S ACCESS. LANDLORD and LANDLORD'S agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises. LANDLORD may at any time place on or about the Premises any ordinary "For Sale" signs and LANDLORD may at any time during the last three (3) months of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of Rent or liability to TENANT.





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
         26.15 SIGNS AND AUCTIONS. LANDLORD agrees that TENANT shall have the right to place any signs or other advertising devices, electrical or non-electrical, on or about the Premises in conformity with city ordinances and other applicable laws, provided such signs shall only advertise the Facility and/or the business conducted therein. TENANT shall pay for the installation, repair, maintenance, and removal of any such signs and shall be responsible for any damages caused by the installation or removal of such signs. TENANT shall not conduct any auction on the Premises without LANDLORD'S prior written consent.

         26.16 MERGER. The voluntary or other surrender of this Lease by TENANT, or a mutual cancellation thereof, or a termination by LANDLORD, shall not work a merger, and shall, at the option of LANDLORD, terminate all or any existing subtenancies or may, at the option of LANDLORD, operate as an assignment to LANDLORD of any or all of such subtenancies.

         26.17 CORPORATE AUTHORITY. TENANT shall, within thirty (30) days after execution of this Lease, deliver to LANDLORD a certified copy of a resolution of the Board of Directors of the corporate tenant authorizing or ratifying the execution of this Lease.

         26.18 CONSENTS. Wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

         26.19 GUARANTOR. The guarantor of this Lease shall have the same obligations as TENANT under Paragraph 26.1 of this Lease.

         26.20 QUIET POSSESSION. Upon TENANT paying the Rent required hereunder and observing and performing all of the covenants, conditions and provisions on TENANT'S part to be observed and performed hereunder, TENANT shall have the quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

         26.21 SEVERABILITY; CONSTRUCTION OF PROVISIONS. It is agreed that, if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that, if any provision of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         26.22 WAIVER OR CONSENT LIMITATION. A waiver of any given breach or default shall not be a waiver of any other breach or default. LANDLORD'S consent to or approval of any act by TENANT requiring LANDLORD'S consent or approval shall not be deemed to





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
waive or render unnecessary LANDLORD'S consent to or approval of any subsequent similar act by TENANT.

         26.23 FORCE MAJEURE. Unless otherwise provided in this Lease, the occurrence of any of the following events shall excuse such obligations of LANDLORD or TENANT as are thereby rendered impossible or reasonably impracticable for so long as such event continues: lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not, except as otherwise provided, excuse TENANT'S obligations to pay Minimum Rent and Additional Rent or excuse such obligations as this Lease may otherwise impose on either party to obey, remedy or avoid such event; moreover, should the work performed by either party or its contractor result in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse that party's performance.

         26.24 COUNTERPARTS. This Lease may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

         26.25 ATTORNEYS' FEES AND COSTS. If any party brings an action or proceeding in arbitration or otherwise to enforce the terms of this Lease or declare any rights hereunder, the Prevailing Party (as hereinafter defined) in any such proceeding, action or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Each party shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default, and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach of the Lease by the other party.





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
        IN WITNESS WHEREOF, the parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.


                                                "LANDLORD":


                                                SAM MENLO, TRUSTEE OF THE
                                                MENLO TRUST U/T/I 5/22/83


Executed at Los Angeles,
California
on November 28, 1995                            By: /s/ SAM MENLO
                                                   -----------------------
                                                   SAM MENLO, Trustee


                                                "TENANT":

                                                SUMMIT-CARE CALIFORNIA, INC., A
                                                CALIFORNIA CORPORATION dba
                                                ANAHEIM CARE CENTER

Executed at Burbank
California
on November 27, 1995                            By: /s/ WILLIAM C. SCOTT
                                                   ----------------------
                                                   William C. Scott
                                                   President

                                                By:
                                                   ----------------------

                                                   ----------------------
                                                        (Print Name)
                                                          Secretary






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